As filed with the Securities and Exchange Commission on February 13, 2012

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________

EZCHIP SEMICONDUCTOR LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Hatamar Street
PO Box 527
Yokneam 20692, Israel
(Address of Principal Executive Offices) (Zip Code)

2003 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
(f/k/a 2003 ISRAELI SHARE OPTION PLAN)
 (Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
P.O. Box 885
Newark, Delaware 19715
(Name and address of agent for service)

Tel.  (302) 738-6680
(Telephone number, including area code, of agent for service)

Copies to:

Tuvia J. Geffen, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel-Aviv 67897, Israel Tel: 972 3-623-5000 Fax: 972 3-623-5005	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☒      Accelerated filer ☐      Non-accelerated filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (2)

Ordinary Shares, par value NIS 0.02 per share	2,134,567	(3)	$33.515	(4)	$71,540,013	$8,198.49
Ordinary Shares, par value NIS 0.02 per share	441,000	(5)	$33.515	(4)	$14,780,115	$1,693.80
Total	2,575,567		N/A		$86,320,128	$9,892.29

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.02 per share (the "Ordinary Shares") that may be offered or issued pursuant to the Registrant's 2003 Amended and Restated Equity Incentive Plan (the "2003 Incentive Plan") by reason of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by 0.0001146.

(3)	Issuable under options and restricted stock units ("RSUs") that may be granted in the future under the Registrant's 2003 Incentive Plan.

(4)
Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($34.19 and $32.84) of the Ordinary Shares, as quoted on the NASDAQ Global Select Market on February 7, 2012.

(5)	Issuable under RSUs previously granted under the Registrant's 2003 Incentive Plan.
__________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,575,567 Ordinary Shares for issuance under the Registrant's 2003 Amended and Restated Equity Incentive Plan (f/k/a 2003 Israeli Share Option Plan).

In accordance with General Instruction E of Form S-8, the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference and made part of this Registration Statement:

(a)	Registration Statement No. 333-134593 on Form S-8 as filed on May 31, 2006, as amended on September 5, 2008;

(b)	Registration Statement No. 333-148932 on Form S-8 as filed on January 30, 2008, as amended on September 5, 2008;

(c)	Registration Statement No. 333-164330 on Form S-8 as filed on January 14, 2010; and

(c)	Registration Statement No. 333-170900 on Form S-8 as filed on December 1, 2010.

Item 8.  Exhibits.

4.1	Memorandum of Association of the Registrant (1)

4.2	Amended and Restated Articles of Association of the Registrant (2)

4.3	Certificate of Name Change of the Registrant (translated from Hebrew) (3)

4.4	2003 Amended and Restated Equity Incentive Plan (4)

5	Opinion of Naschitz, Brandes & Co., Advocates

23.1	Consent of Naschitz, Brandes & Co., Advocates (contained in Exhibit 5)

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

24	Power of Attorney (included as part of this Registration Statement)
________________________________________

(1)	Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.
(2)	Filed as Exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2007, and incorporated herein by reference.
(3)	Filed as Exhibit 1.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009, and incorporated herein by reference.
(4)	Filed as Exhibit 4.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on March 30, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokneam, Israel on February 13, 2012.

EZCHIP SEMICONDUCTOR LTD. By: /s/ Eli Fruchter Name: Eli Fruchter Title: Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Fruchter and Dror Israel and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of EZchip Semiconductor Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 13, 2012, by the following persons in the capacities indicated.

Signature	Title
/s/ Benny Hanigal Benny Hanigal	Chairman of the Board of Directors
/s/ Eli Fruchter Eli Fruchter	Principal Executive Officer and Director
/s/ Dror Israel Dror Israel	Chief Accounting and Financial Officer
/s/ Ran Giladi Prof. Ran Giladi	Director
/s/ Karen Sarid Karen Sarid	Director
/s/ Shai Saul Shai Saul	Director
/s/ David Schlachet David Schlachet	Director
Puglisi & Associates By: /s/ Gregory F. Lavelle Name: Gregory F. Lavelle Title: Managing Director	Authorized Representative in the United States